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                                                                   Exhibit 10.06

[***] indicates the omission of confidential portions for which confidential treatment has been requested. Such confidential information has been filed separately with the Commission.

                               SECOND AMENDMENT TO
                             PRIME VENDOR AGREEMENT

         THIS SECOND AMENDMENT TO PRIME VENDOR AGREEMENT ("SECOND AMENDMENT") is among Cardinal Health*, formerly known as Cardinal Distribution, ("CARDINAL"), and Express Scripts, Inc. ("BUYER").

         WHEREAS, Cardinal and Buyer executed a Prime Vendor Agreement, dated July 1, 2001 (the "AGREEMENT"), and executed a First Amendment to Prime Vendor Agreement, dated January ___, 2003 ("FIRST AMENDMENT").

         WHEREAS, the parties desire to further amend the Agreement, as amended, to reflect the terms of a new returned goods policy for unmerchantable product.

         NOW THEREFORE, in consideration of the foregoing recitals, the parties hereby agree as follows:

     1. RETURNED GOODS POLICY FOR UNMERCHANTABLE PRODUCT. Attached as EXHIBIT A and incorporated herein by reference is a returned goods policy for unmerchantable product, which describes a return process whereby Cardinal will assist Buyer in receiving value for certain unmerchantable product.

     2. MISCELLANEOUS. Capitalized terms not defined herein will have the same meaning ascribed to them in the Agreement, as amended by the First Amendment, it being the intent of the parties that the Agreement, as amended by the First Amendment, and this Second Amendment will be applied and construed as a single instrument. The Agreement, as amended by the First Amendment and as modified by this Second Amendment, constitutes the entire agreement between Cardinal and Buyer regarding the subject matter of the Agreement, as amended by the First Amendment, and this Second Amendment and supersedes all prior or contemporaneous writings and understandings between the parties regarding the same. This Second Amendment will be binding upon the parties, their heirs, legal representatives, successors and assigns. The terms and provisions of this Second Amendment are severable. If any term or provision of this Second Amendment is determined to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms and provisions of this Second Amendment and the Agreement, as amended by the First Amendment will remain in full force and effect. This Second Amendment may only be amended in a writing signed by Cardinal and Buyer.

     3. EFFECTIVE DATE. This Second Amendment shall be effective as of the date of full execution ("EFFECTIVE DATE"). Except as otherwise amended herein, the terms and conditions of the Restated Agreement shall remain in full force and effect.


CARDINAL HEALTH*                            EXPRESS SCRIPTS, INC.

BY:    /s/ John E. Grimm                    BY:    /s/ George Paz
       -------------------------------             -----------------------------

NAME:  John E. Grimm                        NAME:  George Paz
       -------------------------------             -----------------------------

TITLE: SVP, Alternate Care                  TITLE: President
       -------------------------------             -----------------------------

DATE:  11-19-03                             DATE:  11/12/03
       -------------------------------             -----------------------------

*The term "CARDINAL HEALTH" means the following pharmaceutical distribution companies including: Cardinal Health 106, Inc. (formerly known as James W. Daly, Inc.), a Massachusetts corporation (Peabody, Massachusetts); Cardinal Health 103, Inc. (formerly known as Cardinal Southeast, Inc.), a Mississippi corporation (Madison, Mississippi); Cardinal Health 110, Inc. (formerly known as Whitmire Distribution Corporation), a Delaware corporation (Folsom, California) and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("CHI"), as may be designated by CHI.



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                                                                       EXHIBIT A

                RETURNED GOODS POLICY FOR UNMERCHANTABLE PRODUCT

Cardinal and Buyer have agreed to pursue a return process whereby Cardinal will assist Buyer in receiving value for certain unmerchantable Product. Product which may not be returned pursuant to Cardinal's Standard Returned Goods Policy may be returned to an authorized manufacturer through a third party pursuant to this policy. Products which are "UNMERCHANTABLE" include, but are not limited to, those items which Cardinal determines are not in "merchantable condition" (as defined in Cardinal's Returned Goods Policy), and the following:

A. Any item which has been used or opened, is a partial dispensing unit or unit of sale, is without all original packaging, labeling, inserts or operating manuals, or that is stickered, marked, damaged, defaced or otherwise cannot readily be resold by Cardinal for any reason.

B. Short-dated (less than seven (7) months expiration dating), outdated, or seasonal product and items purchased on a "special order" basis, including non-stock and drop ship items.

C. Any sterile or refrigerated Merchandise, unless Cardinal is specially assured that such Merchandise was properly stored and protected at all times and such Merchandise is returned separately in a package marked as such and accompanied by a separate credit request form.

D. Any low stability product, including Epogen(TM), Eminase(TM), or other products which are usually sensitive to temperature and handling conditions.

E. Any product not intended for return to a wholesaler in accordance with the return policies of the applicable manufacturer.

Product in "unmerchantable condition" may generally be returned to vendors (a) with which Cardinal has a current relationship, (b) are not either insolvent or subject to a petition in bankruptcy, or (c) which do not have an outstanding balance due Cardinal at the date on which such Product is submitted for return (each such vendor, an "ACTIVE MANUFACTURER"). Unmerchantable Product may only be returned through a third party return processor ("THIRD PARTY") in accordance with the terms and conditions described in this policy. Cardinal will provide the Third Party selected by Buyer with a current list of all Active Manufacturers. Any Third Party selected by Buyer must enter into a Confidentiality Agreement, in a form acceptable to Cardinal, prior to accepting any returns from Buyer.


                             PROCEDURES FOR RETURNS

Buyer and Cardinal will notify each Active Manufacturer of their relationship as customer/wholesaler. Buyer will send all returns of unmerchantable Product to its selected Third Party. The amount identified by the Third Party as the amount to which Buyer is entitled in exchange for the return will be determined in accordance with the return policy of the applicable Active Manufacturer as described in the Third Party's database, which will reflect Buyer's cost of goods purchased through Cardinal. Buyer will instruct the Third Party to provide Cardinal with documentation (either in paper or electronic format) to substantiate each debit memo submitted to Active Manufacturers on behalf of Buyer.

Buyer will instruct each Active Manufacturer to issue any and all credits to Cardinal for Merchandise that was purchased by Buyer from Cardinal and is returned through a Third Party in unmerchantable condition, and to reference the debit memo number corresponding to the debit memo prepared by the Third Party. Buyer and Cardinal acknowledge that Buyer will handle, without Cardinal's involvement, all matters relating to returns to manufacturers with which Buyer has a direct contracting relationship (whether or not such manufacturer is an Active Manufacturer).

Buyer will pay the Third Party directly for all of such Third Party's fees. In addition, Buyer will reimburse Cardinal for all costs billed by the Third Party to Cardinal that relate to Buyer's returns hereunder, including, but not limited to, processing fees, postage, delivery and destruction fees.



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Cardinal will be paid [***]% of the net returns received by Cardinal from all
Active Manufacturers as a processing fee (the "PROCESSING FEE") in accordance with the following procedure:

         (1) Cardinal will adjust Buyer's account upon the earlier of receipt of an actual credit from an Active Manufacturer, or within sixty (60) days following the date of a debit memo submitted to an Active Manufacturer. Buyer will not deduct from any UNAUTHORIZED amounts owed to Cardinal, any UNAUTHORIZED amounts relating to the return of Merchandise through a Third Party.

         (2) Each calendar month, Cardinal will (a) track credits due Buyer's account in the amount received by Cardinal from each Active Manufacturer during such month for Buyer returns (or, if not received within sixty (60) days, the amount anticipated to be received as shown on the debit memo), and (b) adjust previously made credits to Buyer's account to reflect actual credits authorized to Cardinal for returned Product, so that a net credit may be determined.

         (3) Within five (5) business days after the end of the previous calendar month, Cardinal will credit Buyer's account with the net amount due Buyer for all Third Party Returns activities during the previous month, less the Processing Fee.

With the monthly credit, Cardinal will provide Buyer with a report of all Active Manufacturer credits and debit memos posted during such month. Cardinal will not perform a detail line reconciliation of the amounts authorized by Active Manufacturers as compared to the original debit memo.

Notwithstanding the foregoing, if the applicable Active Manufacturer (a) is in a debit balance in Cardinal's accounts payable system, or (b) is subject to a petition in bankruptcy or is deemed insolvent, then no credit will be issued to Buyer, and the credit will accrue to Cardinal's benefit, until such time as the Active Manufacturer is no longer in a debit balance, bankruptcy proceeding or insolvent. In addition, the Third Party will be exclusively responsible for resolving discrepancies relating to returned Product through such Third Party.

To the extent that Buyer desires to return Product to a supplier which is not an approved Active Manufacturer, Cardinal will credit Buyer's account only after Cardinal receives payment either through check, money order or wire transfer. If check, wire transfer or any other payment method is employed which does not guarantee Cardinal immediately available funds, Cardinal will credit Buyer's account only upon receiving such funds in Cardinal's account. Buyer may not offset payments due from Buyer to Cardinal for Product purchases against any amounts Buyer deems are due and owing pursuant to this Third Party Returned Goods Policy.

Cardinal may modify this Third Party Returned Goods Policy in its reasonable discretion from time to time. The Buyer is to be notified within thirty (30) days of a modification and such modification is subject to mutual agreement.




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